                                  EXHIBIT 23.2

                          CONSENT OF PRICE WATERHOUSE


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 27, 1994 appearing on page 23 of Landmark Graphics Corporation's Annual Report on Form 10-K for the year ended June 30, 1994.





/s/ PRICE WATERHOUSE LLP


Houston, Texas
March 6, 1995